As filed with the United States Securities and Exchange Commission on December 17, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VISION MARINE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Québec	3730	N/A
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

730 Boulevard du Curé-Boivin

Boisbriand, Québec J7G 2A7, Canada

Telephone: 450-951-7009

(Address of principal executive offices, including zip code, and telephone number, including area code)

CorpoMax Inc.

2915 Ogletown Road, Newark, DE 19713.

Telephone: +1 302 266-8200

(Name, address, including zip code, and telephone number, including area code, of agent of service)

With copies to:

William Rosenstadt, Esq. Tim Dockery, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, New York 10017 Telephone: (212) 588-0022	Virgil Hlus Andrew Stewart Cozen O’Connor LLP Bentall 5, 550 Burrard Street Suite 2501 Vancouver, BC, V6C 2B5, Canada Tel: +1 (604) 674-9170

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement File No. 333-291955

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are filing this Registration Statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) solely with respect to the registration of:

(i)	additional common units, each common unit consisting of one common share, without par value per share, and one half of one common warrant to purchase a common share,

(ii)	additional pre-funded units in lieu of common units, with each pre-funded unit consisting of one pre-funded warrant and one half of one common warrant to purchase a common share,

(iii)	additional placement agent warrants to be issued to the placement agent pursuant to the Placement Agency Agreement, dated December 17, 2025, entered into between us and ThinkEquity LLC,

(iv)	additional common warrants underlying the common units and the pre-funded units and

(v)	additional common shares underlying the pre-funded warrants, the common warrants and the placement agent warrants pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1 (File No. 333-291955) (the “Prior Registration Statement”), which the Commission declared effective on December 17, 2025. For each additional pre-funded unit we sell (without regard to any limitation on exercise set forth therein), the additional number of common units we are offering will be decreased on a one-for-one basis.  The Registrant is filing this registration statement for the purpose of increasing the aggregate maximum offering price of (i) the common units and pre-funded units being offered by $1,600,000, (ii) the common warrants and common shares underlying the common warrants by $1,000,000 and (iii) the placement agent warrants and the common shares underlying the placement agent warrants by $100,000. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Dentons Canada LLP regarding the validity of the common shares being registered
5.2	Opinion of Ortoli Rosenstadt LLP regarding the pre-funded warrants, common warrants and placement agent warrants
23.1	Consent of Dentons Canada LLP (contained in exhibit 5.1)
23.2	Consent of Ortoli Rosenstadt LLP (contained in exhibit 5.2)
23.3	Consent of M&K CPA, PLLC
23.4	Consent of M&K CPA, PLLC
23.5	Consent of Ernst & Young, LLP
24.1	Powers of Attorney
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boisbriand, Province of Québec, Canada on December 17, 2025.

VISION MARINE TECHNOLOGIES INC.
(Registrant)

By:	/s/ Alexandre Mongeon
Alexandre Mongeon, Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint Alexandre Mongeon, as singly, our true and lawful attorney in fact, with full power to him, and to singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form F-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the registrant, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, and to him, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorney, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexandre Mongeon	Director, Chief Executive Officer (Principal Executive Officer)	December 17, 2025
Alexandre Mongeon

/s/ Raffi Sossoyan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 17, 2025
Raffi Sossoyan

/s/ Pierre-Yves Terrisse	Director	December 17, 2025
Pierre-Yves Terrisse

/s/ Luisa Ingargiola	Director	December 17, 2025
Luisa Ingargiola

/s/ Steve Barrenechea	Director	December 17, 2025
Steve Barrenechea

/s/ Dr. Phillipe Couillard	Director	December 17, 2025
Dr. Phillipe Couillard

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Vision Marine Technologies Inc., has signed this registration statement or amendment thereto in Ft. Lauderdale, Florida, on December 17, 2025.

By:	/s/ Alexandre Mongeon
Name:	Alexandre Mongeon
Title:	CEO, Vision Marine Technologies Inc.